Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 500 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

L-3 COMMUNICATIONS CORPORATION

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3937436 (I.R.S. employer identification no.)

Exact Name of Registrant as Specified in Its Charter	Jurisdiction of Incorporation or Organization	IRS Employer Identification Number

Electrodynamics, Inc.	Arizona	36-3140903

Interstate Electronics Corporation	California	95-1912832

L-3 Advanced Programs, Inc.	Delaware	45-3846917

L-3 Applied Technologies, Inc.	Delaware	45-3795120

L-3 Chesapeake Sciences Corporation	Maryland	52-1737390

L-3 Communications AIS GP Corporation	Delaware	13-4137187

L-3 Communications Avionics Systems, Inc.	Delaware	38-1865601

L-3 Communications Cincinnati Electronics Corporation	Ohio	31-0826926

L-3 Communications Electron Technologies, Inc.	Delaware	91-2046609

L-3 Communications EO/IR, Inc.	Florida	59-3316817

L-3 Communications ESSCO, Inc.	Delaware	04-2281486

L-3 Communications Flight Capital LLC	Delaware	75-3089735

L-3 Communications Flight International Aviation LLC	Delaware	02-0654591

L-3 Communications Foreign Holdings, Inc.	Delaware	20-5871893

L-3 Communications Integrated Systems L.P.	Delaware	03-0391841

L-3 Communications Investments Inc.	Delaware	51-0260723

L-3 Communications MariPro, Inc.	California	33-0947774

L-3 Communications Mobile-Vision, Inc.	New Jersey	22-2893537

L-3 Communications Security and Detection Systems, Inc.	Delaware	04-3054475

L-3 Communications Vector International Aviation LLC	Delaware	42-1569647

L-3 Communications Vertex Aerospace LLC	Delaware	64-0941176

L-3 Communications Westwood Corporation	Nevada	87-0430944

L-3 Domestic Holdings, Inc.	Delaware	45-3795216

L-3 Fuzing and Ordnance Systems, Inc.	Delaware	31-0740721

L-3 Unidyne, Inc.	Delaware	45-3795033

L-3 Unmanned Systems, Inc.	Texas	75-2715474

Pac Ord Inc.	Delaware	23-2523436

Power Paragon, Inc.	Delaware	33-0638510

SPD Electrical Systems, Inc.	Delaware	23-2457758

SPD Switchgear, Inc.	Delaware	23-2510039

600 Third Avenue New York, New York (Address of principal executive offices)	10016 (Zip code)

Debt Securities

and Guarantees of Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 15th day of June, 2016.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business March 31, 2016, published in accordance with Federal regulatory authority instructions.

		Dollar amounts in thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		3,785
Interest-bearing balances		377,955
Securities:
Held-to-maturity securities		0
Available-for-sale securities		616,663
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		0
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		10,952
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		856,313
Other intangible assets		70,697
Other assets		121,423

Total assets		$2,057,788

LIABILITIES

Deposits:
In domestic offices		509
Noninterest-bearing	509
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		0
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		289,496
Total liabilities		290,005
Not applicable

1

Dollar amounts in thousands

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,122,532
Not available
Retained earnings	643,735
Accumulated other comprehensive income	516
Other equity capital components	0
Not available
Total bank equity capital	1,767,783
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,767,783

Total liabilities and equity capital	2,057,788

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty    )    CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President    )

William D. Lindelof, Director       )     Directors (Trustees)

Alphonse J. Briand, Director         )

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